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                                                                    EXHIBIT 99.3

                                US AIRWAYS, INC.

                                OFFER TO EXCHANGE
                        $157,054,000 ORIGINAL FACE AMOUNT
              ($81,513,361 CURRENTLY OUTSTANDING PRINCIPAL AMOUNT)
             8.39% CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
             8.39% CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3


                                 _________, 2006


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We are enclosing herewith an offer by US Airways, Inc. (the "Company") to exchange the Company's 8.39% Class C Pass Through Certificates, Series 2000-3 (the "New Class C Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 8.39% Class C Pass Through Certificates, Series 2000-3 (the "Outstanding Class C Certificates"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated _______ ___, 2006 (as the same may be amended and supplemented from time to time, the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated November 2, 2000, as amended, among the Company, Airbus Industrie Financial Services and State Street Bank and Trust Company of Connecticut, National Association (predecessor to U.S. Bank National Association), as trustee.

         The Exchange Offer provides a procedure for holders to tender the Outstanding Class C Certificates by means of guaranteed delivery.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on ________, 2006, unless extended (the "Expiration Date"). Tendered Outstanding Class C Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Outstanding Class C Certificates have not previously been accepted for exchange pursuant to the Exchange Offer.

         Based on interpretations by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretative letters addressed to unrelated third parties in other transactions, New Class C Certificates issued pursuant to the Exchange Offer in exchange for Outstanding Class C Certificates may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Class C Certificates are acquired in the ordinary course of such holder's business, such holder is not engaging, does not intend to engage, and has

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no arrangement or understanding with any person to participate, in the distribution of such New Class C Certificates and such holder is not acting on behalf of any person who violates the foregoing provisions. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991), and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988). Accordingly, each broker-dealer that receives pursuant to the Exchange Offer New Class C Certificates for its own account in exchange for Outstanding Class C Certificates that were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a Prospectus in connection with any resale of those New Class C Certificates.

         The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Class C Certificates being tendered, except that Outstanding Class C Certificates may be tendered only in an aggregate face amount of $1,000 or integral multiples of $1,000 in excess thereof.

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any New Class C Certificates for, any Outstanding Class C Certificates and may terminate the Exchange Offer (whether or not any Outstanding Class C Certificates have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer--Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

         We are requesting that you contact your clients for whom you hold Outstanding Class C Certificates regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Class C Certificates registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.       A Prospectus, dated ___________ _____, 2006.

         2. A Letter of Transmittal for your use and for the information of your clients.

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the procedure for book-entry transfer cannot be completed on a timely basis, if certificates for Outstanding Class C Certificates are not immediately available or if time will not permit all required documents to reach U.S. Bank National Association, the exchange agent for the Exchange Offer (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date.

         4. A printed form of letter which may be sent to your clients for whose accounts you hold Outstanding Class C Certificates registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Outstanding Class C Certificates pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in

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forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Outstanding Class C Certificates, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         To participate in the Exchange Offer, certificates for Outstanding Class C Certificates, or a timely confirmation of a book-entry transfer of such Outstanding Class C Certificates into the Exchange Agent's account at The Depositary Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

         If holders of the Outstanding Class C Certificates wish to tender, but it is impracticable for them to forward their Outstanding Class C Certificates prior to 5:00 p.m., New York City time, on the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (651) 495-3511.

                                                Very truly yours,


                                                US Airways, Inc.


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.